Exhibit 10.1

EXECUTION VERSION

$25,000,000

FIRST GUARANTY BANCSHARES, INC.

Common Stock, par value $1.00 per share

DISTRIBUTION AGREEMENT

November 20, 2017

Sandler O’Neill & Partners, L.P.
1251 Avenue of the Americas, 6th Floor,
 New York, New York 10020

Ladies and Gentlemen:

First Guaranty Bancshares, Inc., a Louisiana corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell from time to time through Sandler O’Neill & Partners, L.P., as distribution or sales agent and/or principal (the “Agent”) shares of the common stock, par value $1.00 per share (“Common Stock”), of the Company, having an aggregate gross sales price of up to $25 million (the “Shares”) on the terms set forth in this agreement (the “Agreement”).  The Company agrees that whenever it determines to sell the Common Stock directly to the Agent, as principal or otherwise other than as set forth in Section 2 hereof, it will enter into a separate agreement, which will include customary terms and conditions consistent with the representations, warranties and provisions in this Agreement and which will be agreed upon by the parties thereto (each, a “Terms Agreement”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-221335), including a base prospectus (the “Base Prospectus”), covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), which has become effective.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a Prospectus Supplement (as defined below) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.”  The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the “Registration Statement.”  The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.  The term “Prospectus” means the prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) under the 1933 Act, together with the Base Prospectus, in the form used by the Agent in connection with the sale of the Shares from time to time.  The Company will furnish to the Agent, for use by the Agent, copies of the Prospectus included as part of such Registration Statement, as supplemented by the Prospectus Supplement, relating to the Shares.  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as a “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the last filed Rule 462(b) Registration Statement.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus Supplement, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the Prospectus Supplement or the Prospectus, as the case may be.

1.           The Company represents and warrants to the Agent, as of the date hereof, each Representation Date (as defined in Section 5(o) below), each Applicable Time (as defined in Section 1(e) below) and each Delivery Date (as defined in Section 2(i) below), and agrees with the Agent, as follows:

(a)          (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act (as defined in Section 1(f) below) or form of prospectus), (3) as of the date hereof, and (4) as of each Applicable Time and Delivery Date, the Company satisfied the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in Instruction No. I.A. to such form.  The Company has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus for registration under the 1933 Act of the offering and sale of the Shares, and the Company has filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Agent.  Such  Registration Statement, as so amended, has been declared effective by the Commission and the Shares have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3.  The Company has not received from the Commission any notice pursuant to Rule 401(g) of the 1933 Act Regulations objecting to the Company’s use of Form S-3.  Although the Base Prospectus may not include all the information with respect to the Shares and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, to the extent the Commission has requested such information in conjunction with the filing of the Registration Statement or otherwise; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.  Promptly after the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) of the 1933 Act Regulations the Prospectus Supplement to the Base Prospectus included in such Registration Statement relating to the Shares and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Agent prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised the Agent, prior to the date hereof, will be included or made therein.  If the Company has elected to rely on Rule 462(b) of the 1933 Act Regulations and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 of the 1933 Act Regulations, or the Commission has received payment of such filing fee.

(b)          At the time of the original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h) of the 1933 Act Regulations) of the Shares and at each Representation Date, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(c)          There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.  The Prospectus and any amendment or supplements thereto delivered to the Agent for use in connection with the offering of the Shares (whether to meet requests of purchasers pursuant to Rule 173 of the 1933 Act Regulations or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act.

(d)          (i) at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at the time the Prospectus or any amendments or supplements thereto were filed and at each Applicable Time and Delivery Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties in clauses (i) and (ii) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by the Agent is the Agent’s Information described in Section 8(a) hereof.  No order preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus has been issued by the Commission.

(e)          Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agent as described in Section 5(b), did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent’s Information provided by the Agent expressly for use therein.

As used in this Section 1(e) and elsewhere in this Agreement:

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“General Disclosure Package” means (i) the Prospectus, (ii) the Issuer-Represented General Use Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Issuer-Represented Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the 1933 Act Regulations, whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the 1933 Act Regulations because it contains a description of the Shares or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(f)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package or from which information so incorporated by reference, at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was or is issued, at each Applicable Time and at each Delivery Date, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          The statements set forth in the Prospectus under the captions “Risk Factors — Risks Related to This Offering and Ownership of our Common Stock,” “Description of Common Stock” and “Plan of Distribution,” insofar as they purport to constitute a summary of the terms of the Shares or certain provisions of the Company’s restated articles of incorporation and bylaws or Louisiana law, and the statements set forth in “Regulation and Supervision” in Part I, Item 1, “Business” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects.

(h)          The Company is a corporation duly incorporated and validly existing under the laws of the State of Louisiana and the Company is qualified to do business as a foreign corporation in the State of Texas and in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below).  Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1933 Act (each a “Subsidiary” and collectively the “Subsidiaries”) is listed on Exhibit 21, incorporated by reference in the Company’s most recent Annual Report on Form 10-K filed with the Commission.  Except as otherwise stated on such Exhibit 21, each Subsidiary is a direct or indirect wholly owned subsidiary of the Company.  Each Subsidiary is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction in which qualification is required, except where failure to so qualify, or be in good standing, would not have a Material Adverse Effect.  For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any event, fact, condition, change, circumstance or effect that has, or is reasonably likely to have, a material adverse effect on the business, financial condition, properties, shareholders’ equity, or results of operations of the Company and its Subsidiaries, taken as a whole.

(i)          The Company is a registered bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and its Subsidiary, First Guaranty Bank, is a Louisiana chartered commercial bank (the “Bank”).  Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Louisiana Office of Financial Institutions, as applicable, and any other federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a condition of approval, commitment letter, supervisory letter or similar submission to, any federal, state or local court or Bank Regulatory Authority and neither the Company nor its subsidiary has been advised by any such Bank Regulatory Authority that such Bank Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding or similar agreement, or a condition of approval, commitment letter, supervisory letter or similar submission.

(j)          The Company is subject to the reporting requirements of the 1934 Act and during the preceding twelve months has filed all reports required thereby.

(k)          All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights, except for such rights as may have been fully satisfied or waived.  With respect to each of the Subsidiaries, all the issued and outstanding shares or interests of such Subsidiary’s capital stock or other equity and interests have been duly authorized and validly issued, are fully paid and nonassessable, and are owned directly by the Company or one of its Subsidiaries, and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of any liens, claims or encumbrances.

(l)          The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.  No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement, except for such rights as may have been fully satisfied or waived prior to the Delivery Date.  There are no restrictions upon the voting or transfer of any of the Shares, except as required under applicable federal or state securities laws.  No further approval or authority of the shareholders or the Board will be required for the issuance and sale of the Shares as contemplated herein.

(m)         The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  This Agreement when duly executed by the Agent constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities law and the public policy underlying such laws.

(n)          Castaing, Hussey & Lolan, LLC has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, that are included in or incorporated by reference into the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Company Accounting Oversight Board and the Company has been advised by such accounting firm that it is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(o)          The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including, without limitation, the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the restated articles of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary and (ii) except as would not result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties.  All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Shares, have been obtained, except as may be required under the rules and regulations of the Nasdaq Global Market or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the distribution of the Shares by the Agent.

(p)          The material contracts determined in accordance with Item 601(b)(10) of Regulation S-K under the 1934 Act, as such determination applies to the Company, to which the Company or any of its Subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(q)         The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened.

(r)          Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is threatened, that would reasonably be expected to have a Material Adverse Effect.

(s)          Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any of the Bank Regulatory Authorities (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(t)          The Company and each Subsidiary has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, mortgages, pledges or other encumbrances except (i) those, if any, reflected in such consolidated financial statements, (ii) those, if any, described in the Registration Statement, the General Disclosure Package or the Prospectus, (iii) those that do not materially affect the value or use of such property or assets, or (iv) those that would not have a Material Adverse Effect.  Any real property and buildings held under lease or sublease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(u)         Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, since December 31, 2016, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock, (iv) neither the Company nor its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the consolidated financial statements, including the related notes and schedules thereto, filed with the Commission as a part of the Registration Statement and included in the Prospectus (the “Financial Statements”), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would have a Material Adverse Effect.  As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(v)          The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except where failure to own, license or possess such rights would not have a Material Adverse Effect.  No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not have a Material Adverse Effect.

(w)          Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries (including any subsidiary of such Subsidiary) is (i) in violation of its restated articles of incorporation or bylaws or other organizational documents, as applicable; or (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to any agreement, mortgage, deed of trust, lease, franchise, license, indenture, loan agreement or permit or other agreement or instrument to which the Company or any Subsidiary is a party, except as would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received any written communication from any governmental authority asserting that it is not acting in material compliance with any statute, regulation or ordinance.  The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”) was “Satisfactory” or better.  Since the Bank’s last regulatory examination of Community Reinvestment Act compliance, the Bank has not received any complaints as to Community Reinvestment Act compliance.

(x)           The Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that would have a Material Adverse Effect.  All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.  There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would have a Material Adverse Effect.

(y)           At the Delivery Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

(z)            The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(aa)          The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.  There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.

(bb)          Neither the Company nor any Subsidiary nor any person acting on their behalf has taken, nor will the Company or any Subsidiary or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(cc)          No transaction has occurred between or among the Company or any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its 1934 Act filings and is not so described in such filings.

(dd)         There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(ee)          The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, license, certificate, or authorization that, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ff)            The Financial Statements present fairly the consolidated financial position, results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein.  The Financial Statements, unless otherwise noted therein, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required under GAAP.  No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectus.  To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G under the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act.

(gg)          The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act Regulations) that has been designed by, or under the supervision of, its principal executive and financial officers and effected by the Company’s Board (as defined in Section 2(d) below), management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include policies and procedures, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations) that are designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  Based upon the evaluations of the Company’s disclosure controls and procedures as required pursuant to the 1934 Act, the Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(hh)          Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ii)          The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)          No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.

(kk)        Except as described in each of the General Disclosure Package and the Prospectus, (i) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company (other than this Agreement) and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(ll)          Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called, “ERISA”)) maintained by the Company or any Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any material liability; neither the Company nor any Subsidiary has incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(mm)        There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect.  As used in this Section (mm), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(nn)          Upon the issuance of the applicable Shares, such Shares will have been approved for listing on the Nasdaq Global Market under the symbol “FGBI” and upon the commencement and duration of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq issuers.

(oo)          To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, or 5% or greater security holders.

(pp)          The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Prospectus and, subject to compliance with the terms and conditions herein, any Issuer-Represented Free Writing Prospectus.

(qq)          The statistical and market and industry-related data included in the Prospectus are based on or derived from sources which the Company reasonably believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

2.           (a)             On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, upon the Agent’s acceptance of the terms of a Placement Notice (as defined in Section 2(b) below) or such other instructions provided by the Company to the Agent pursuant to Section 2(b) or upon receipt by the Agent of an Acceptance (as defined in Section 2(c) below), as the case may be, and unless the sale of the Placement Shares (as defined in Section 2(b) below) described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Company agrees to issue and sell through the Agent, as distribution or sales agent, and the Agent agrees, subject to the limitations and provisions in this Section 2 or as may otherwise be agreed to between the parties from time to time, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell as distribution or sales agent for the Company, the Shares.  Sales of the Shares, if any, through the Agent acting as distribution or sales agent will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)          The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the Nasdaq Stock Market (other than a day on which the Nasdaq Stock Market is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), and the Company has instructed the Agent to make such sales.  Prior to the commencement of the offering, when the Company wishes to issue and sell the Shares hereunder, it will notify the Agent at least one “business day,” as defined in Rule 100 of Regulation M of the 1933 Act Regulations (a “Regulation M Business Day”), prior to the Trading Day on which sales are desired to commence by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares desired to be issued (the “Placement Shares”), a form of which is attached hereto as Annex I (a “Placement Notice”).  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule I (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule I, as such Schedule I may be amended from time to time.  On any Trading Day that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), the Company may instruct the Agent by telephone or e-mail (confirmed promptly by telecopy or email, if applicable, which confirmation will be promptly acknowledged by the Agent), or such other method mutually agreed to in writing by the parties, as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for sale under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.

(c)          If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by e-mail (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Agent set forth on Schedule I) setting forth the terms that the Agent is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by e-mail (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which e-mail shall be addressed to all of the individuals from the Company and the Agent set forth on Schedule I.  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of Section 2(d) below, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 9 or (v) either party shall have suspended the sale of the Placement Shares in accordance with the terms of this Agreement. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(d)          Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the aggregate number of shares or gross sale price of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors (the “Board”) or a duly authorized committee or subcommittee thereof (the “Designated Subcommittee”), and notified to the Agent in writing.  In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail to those individuals specified on Schedule I), suspend or terminate the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder or which an investor has agreed to purchase but which have not been delivered by the Company and paid for by such investor as contemplated hereby, prior to the giving of such notice.

(e)          Under no circumstances shall the aggregate gross sale price or number of Shares sold pursuant to this Agreement exceed the aggregate gross sale price or number of shares, as the case may be, of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement by the Board or the Designated Subcommittee and notified to the Agent in writing.  In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Board or the Designated Subcommittee and notified to the Agent in writing.  Notwithstanding anything to the contrary contained herein (other than the following sentence), the parties hereto agree that compliance with the limitations set forth in this Section 2(e) regarding the aggregate offering price of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.  The Agent covenants and agrees not to make any sales of the Shares on behalf of the Company other than as permitted by the terms of this Agreement.

(f)          Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) or such other instructions provided by the Company to the Agent pursuant to Section 2(b), the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Act, including without limitation sales made directly on the Nasdaq Stock Market, on any other existing trading market for the Common Stock or to or through a market maker.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) or such other instruction provided by the Company to the Agent pursuant to Section 2(b), the Agent may also sell Placement Shares by any other method permitted by law, including but not limited to privately negotiated transactions subject to the approval of the Company.  Notwithstanding anything to the contrary herein and for a period of time beginning one Regulation M Business Day prior to the time when the first sale pursuant to a Placement Notice occurs and continuing through the time such Placement Notice is in effect, the Agent agrees that in no event will it or any of its affiliates engage in any market making, stabilization or other market or trading activity with regard to the Shares if such activity would be prohibited under Regulation M or other anti-manipulation rules under the 1933 Act or the 1934 Act.

(g)         The compensation payable to the Agent for sales of Shares shall be equal to 3.0% of the gross sales price of the Shares; provided, however, that such rate of compensation shall not apply when the Agent acts pursuant to a Terms Agreement, provided further, that in no event shall the compensation payable to the Agent exceed 8.0% of the gross sales price of the Shares.  The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any federal, state, local or other governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).  The Agent shall notify the Company as promptly as practicable if any deduction described in the preceding sentence will be required.

(h)          The Agent shall provide written confirmation (which may be by e-mail) to the Company following the close of trading on the Nasdaq Stock Market each day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the gross sales prices of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent under this Agreement with respect to such sales.

(i)          Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Delivery Date”).  On each Delivery Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares.  Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver Shares on any Delivery Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.  If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such Net Proceeds, together with such interest, have been fully paid.

(j)          The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through the Agent, from the period beginning one Regulation M Business Day prior to the time when the first sale pursuant to a Placement Notice occurs and continuing through the time such Placement Notice is in effect; provided, however, that the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or any other security of the Company or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons.

(k)          The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(l)          The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares, (ii) the Agent may not solicit any offers to buy the Shares, (iii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2, subject to the limitations and provisions in this Section 2 or as may otherwise be agreed to between the parties from time to time and (iv) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company in a Terms Agreement.

(m)         At each Applicable Time, each Delivery Date and each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

3.            (a)          If the Company wishes to issue and sell the Shares other than as set forth in Section 2 of this Agreement (an “Alternative Placement”), it will notify the Agent of the proposed terms of such Alternative Placement. If the Agent, acting as principal or agent, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement, setting forth the terms of such Alternative Placement.

(b)          The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

4.            (a)           Notwithstanding any other provision of this Agreement, (i) the Company shall not offer or sell, or request the offer or sale of, any Shares, (ii) the Company, by notice to the Agent given by telephone (confirmed promptly by e-mail), shall cancel any instructions for the offer or sale of Shares, and (iii) the Agent shall not be obligated to offer or sell any Shares, (x) unless otherwise agreed to in writing by the parties hereto (which agreement may be contained in a Placement Notice or in such other instructions provided by the Company to the Agent pursuant to Section 2(b)) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Common Stock by its officers or directors, (y) at any time or during any period that the Company is in possession of material non-public information or (z) except as provided in Section 4(b) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is twenty-four (24) hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.  For purposes of this Section 4(a) and Section 4(b) below, references to “twenty-four (24) hours” shall exclude any hours in a day that is not a business day.

(b)           If the Company wishes to offer or sell Shares on any date during the period from and including an Announcement Date through and including the time that is twenty-four (24) hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections or similar forward-looking data) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld or delayed), (ii) provide the Agent with the officers’ certificate and accountants’ letter called for by Section 5(o) and Section 5(q), respectively, and (iii) file such Earnings 8-K with the Commission.  If the Company fully satisfies the requirements of clauses (i), (ii) and (iii) of this Section 4(b), then the provisions of clause (ii) of Section 4(a) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is twenty-four (24) hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is twenty-four (24) hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate or accountants’ letter pursuant to this Section 4(b) shall not relieve the Company from any of its obligations under this Agreement with respect to any such Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and related letters as provided in Section 7 hereof, (B) this Section 4(b) shall in no way affect the provisions of clause (x) of Section 4(a), which shall have independent application, and (C) the provisions of this Section 4(b) shall in no way affect the Company’s ability to file, subject to compliance with other applicable provisions of this Agreement, Current Reports on Form 8-K relating to earnings or other matters.

5.           The Company agrees with the Agent:

(a)          To prepare the Prospectus in a form approved by the Agent and to file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8) of the 1933 Act Regulations) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B of the 1933 Act Regulations (or, if applicable, Rule 430A of the 1933 Act Regulations); to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by the Agent promptly after reasonable notice thereof; to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Agent with copies thereof; to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b)          The Company will, during any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (including, without limitation, pursuant to Rule 173(d) of the 1933 Act Regulations) (the “Prospectus Delivery Period”), if any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the 1933 Act or the 1934 Act, (i) notify the Agent and, (ii) either (A) file such document (pursuant to the requirements of Section 2(a) above or any other applicable provision of this Agreement), or (B) upon the request of the Agent file such document, and prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.  Upon such notification, the Agent will cease selling the Shares on the Company’s behalf pursuant to this Agreement and suspend the use of the Prospectus until such amendment or supplement is filed; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder or which an investor has agreed to purchase but which has not been delivered by the Company and paid for by such investor as contemplated hereby, prior to the giving of such notice.

(c)          The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(d)          Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement during the period in which a prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with any sale of Shares (including, without limitation, pursuant to Rule 173(d) of the 1933 Act Regulations), to furnish the Agent with copies of the Prospectus in New York City in such quantities as the Agent may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Agent and upon its request to prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Agent is required to deliver a prospectus in connection with sales of any of the Shares at any time nine (9) months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to the Agent as many copies as the Agent may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)          To make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including Rule 158).

(g)         Until completion of the distribution of the Shares or such time as the Company is no longer subject to the requirements of the 1934 Act, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(h)         During a period of three (3) years from the date of the latest effective date of the Registration Statement, to furnish to the Agent copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any such reports or communications that have been furnished or filed with the Commission and are available on its EDGAR system, or successor filings system thereto, shall be deemed to have been furnished to the Agent.

(i)          To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(j)          If the Company elects to rely on Rule 462(b) of the 1933 Act Regulations, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the 1933 Act Regulations by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the 1933 Act Regulations.

(k)         The Company will comply with all requirements of the Nasdaq Global Market with respect to the issuance of the Shares and will use its reasonable best efforts to cause the Shares to be listed on the Nasdaq Global Market and will file with the Nasdaq Global Market all documents and notices required by the Nasdaq Global Market of companies that have securities that are traded on the Nasdaq Global Market to effect such listing.

(l)          To file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 of the 1933 Act Regulations.

(m)        To comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

(n)         The Company will reasonably cooperate on a timely basis with any reasonable due diligence request from, or review conducted by, the Agent or its counsel from time to time in connection with offers and sales of Shares, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices and/or by telephone, as the Agent or its counsel may reasonably request (each such process, a “Due Diligence Process”).

(o)          Upon the commencement of the period during which Shares are to be sold as instructed by the Company under the applicable Placement Notice (as amended by the corresponding Acceptance if applicable) given hereunder and during the pendency thereof, promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the 1934 Act or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which the Company shall file (x) an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Earnings 8-K or (y) an amendment to any such document (each such date, a “Company Periodic Report Date”) and, (iii) reasonable request by the Agent; provided, that such request follows a Due Diligence Process (each date of any such request, a “Supplemental Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement and each Registration Statement Amendment Date, Company Periodic Report Date and Supplemental Request Date is hereinafter referred to as a “Representation Date”), the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) a certificate dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Earnings 8-K or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q, Earnings 8-K or amendment thereto, as the case may be), in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 7(j) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 7(j), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(p)          Upon the commencement of the period during which Shares are to be sold as instructed by the Company under the applicable Placement Notice (as amended by the corresponding Acceptance if applicable) given hereunder and during the pendency thereof, and promptly after a Representation Date, the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent), unless the Agent otherwise agrees in writing, the written opinion and letter of counsel to the Company, dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q or amendment thereto, as the case may be), in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 7(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing any such opinion and letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance).  As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.  Solely for the purposes of this paragraph, the term “Representation Date” shall not include the date of filing of any Earnings 8-K or any amendment thereto.

(q)          Upon the commencement of the period during which Shares are to be sold as instructed by the Company under the applicable Placement Notice (as amended by the corresponding Acceptance if applicable) given hereunder and during the pendency thereof, and promptly after a Representation Date, the Company will cause Castaing, Hussey & Lolan, LLC, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent (with a copy to counsel to the Agent), unless the Agent otherwise agrees in writing, a letter, dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Earnings 8-K or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q, Earnings 8-K or any amendment thereto, as the case may be), in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 7(d) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(r)          The Company will not, and will cause its Subsidiaries not to, and use reasonable efforts to cause its affiliates and any person acting on their behalf not to, directly or indirectly, (i) take any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agent.

(s)          During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, (i) the Company shall provide the Agent notice no less than one Regulation M Business Day before it or any of its subsidiaries or any person acting on their behalf, directly or indirectly, offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that no such restriction shall apply in connection with (1) the issuance, grant or sale of Common Stock, options to purchase Common Stock, restricted stock units for Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus or (2) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Agent in advance; (ii) the Company shall not, and shall cause any affiliated purchasers (as defined in Rule 100 of Regulation M of the 1933 Act Regulations) of the Company to not, bid for, purchase or induce any other persons to bid for or purchase Shares; and (iii) the Company shall provide the Agent notice no less than one Regulation M Business Day before it or any of its subsidiaries or affiliates or any person acting on their behalf engages in any special selling efforts or selling methods with regard to Shares, including but not limited to presenting at any investor conference or other similar meeting where potential investors may be present.

6.          The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following:  (i) the reasonable out-of-pocket expenses incurred by the Agent in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, fees and expenses of the Agent’s counsel, and marketing, syndication and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent and dealers; (iii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under the Blue Sky Laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with the supplemental listing of the Shares on the Nasdaq Global Market; (vi) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7.          The obligations of the Agent hereunder shall be subject, in its sole discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, and as of each Representation Date, Applicable Time and Delivery Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(d)(8) of the 1933 Act Regulations) and in accordance with Section 5(a) hereof; the Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent; and FINRA shall have raised no objection to the fairness and reasonableness of the sales agency terms and arrangements.

(b)          Holland & Knight LLP, counsel for the Agent, shall have furnished to the Agent their written opinion or opinions in such form as the Agent may reasonably request, on each date specified in Section 5(p), as the case may be, with respect to matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)          Luse Gorman, PC, counsel for the Company, shall have furnished to the Agent such written opinion or opinions on each date specified in Section 5(p), as the case may be, in form and substance satisfactory to the Agent, to the effect as previously provided to counsel to the Agent and other related matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)          On each date specified in Section 5(q), Castaing, Hussey & Lolan, LLC shall have furnished to the Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance as previously provided to counsel to the Agent;

(e)          The Agent shall have received satisfactory evidence of the good standing or corporate existence of the Company and its Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(f)          (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited consolidated financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Agent so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Applicable Time or Delivery Date, as the case may be, on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.

(g)         On or after the date hereof there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Louisiana state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Agent makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on each Delivery Date on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Shares.

(h)         The Common Stock (including the Shares) is and continues to be registered pursuant to Section 12(b) of the 1934 Act and is listed on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(i)          The Shares to be sold at each Delivery Date shall have been approved for listing on the Nasdaq Global Market, subject only to the official notice of issuance;

(j)          The Company shall have furnished or caused to be furnished to the Agent on each Representation Date specified in Section 5(o) certificates of officers of the Company satisfactory to the Agent as to the accuracy of the representations and warranties of the Company herein at and as of such Representation Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Representation Date, and as to the matters set forth in subsections (a), (f) and (i) of this Section 7;

(k)         The Company shall have furnished or cause to be furnished promptly to the Agent a Placement Notice or such other instructions provided pursuant to Section 2(b) as requested by the Agent;

(l)             The Company and the Agent hereby agree that the date of commencement of sales under this Agreement shall be the date the Company and the Agent mutually agree (which may be later than the date of this Agreement); and

(m)           If within the Prospectus Delivery Period, the Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;

8.           (a)            The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees, partners and agents of the Agent and each person who controls the Agent within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein (provided that the Company and the Agent hereby acknowledges and agrees that the only information that the Agent has furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the statements set forth in the final sentence of the seventh paragraph under the “Plan of Distribution” in the Prospectus Supplement, and (ii) such other statements as the Agent may, by notice given to the Company in writing after the date of this Agreement, have been furnished to the Company by the Agent specifically for inclusion in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus or any amendment or supplement thereto (collectively, the “Agent’s Information”).

(b)           The Agent agrees to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Agent’s Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agent.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agent was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.

(e)          The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Agent, or any of the partners, directors, officers and employees of the Agent or any such controlling person; and the obligations of the Agent under this Section 8 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

9.           (a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination and (ii) the representations and warranties in Section 1 and the provisions of Sections 6, 8, 12, 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the representations and warranties in Section 1 and the provisions of Sections 6, 8, 12, 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(a) or Section 9(b) above or otherwise by mutual agreement of the parties; provided, that any such termination shall in all cases be deemed to provide that the representations and warranties in Section 1 and the provisions of Sections 6, 8, 12, 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination and will automatically terminate following the sale of the Shares having an aggregate gross sales price of $25 million.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination or the date mutually agreed by the parties, as the case may be; provided, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, or the date mutually agreed by the parties, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(i) hereof.

10.         The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.         If this Agreement is terminated, the Company shall note then be under any liability to the Agent except as provided in Sections 6 and Section 8 hereof, which provisions shall survive termination.

12.         The Company acknowledges and agrees that:

(a)         in connection with the sale of the Shares, the Agent has been retained solely to act as a distribution or sales agent, and no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Agent, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b)         it has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interests and transactions to the Company or its Subsidiaries by virtue of any fiduciary, advisory or agency relationship; and

(c)          it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees, depositors or creditors of the Company.

13.          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to the Agent at Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, New York, NY 10020, Attention:  General Counsel with a copy to Holland & Knight LLP, 800 17th Street, NW, Washington, D.C. 20006, Attention:  Kevin M. Houlihan; and if to the Company shall be delivered or sent by mail to the Company at 400 East Thomas Street, Hammond, Louisiana 70401, Attention:  Alton B. Lewis, Jr. with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue NW, Suite 780, Washington, D.C. 20015, Attention:  Benjamin M. Azoff.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Company, and, to the extent provided in Sections 8 and Section 9 hereof, the officers and directors of the Company and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from the Agent shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business unless otherwise specified herein.

16.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWING]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Agent and the Company.

Very truly yours,

FIRST GUARANTY BANCSHARES, INC.

By:	/s/ Alton B. Lewis, Jr.
	Name:	Alton B. Lewis, Jr.
	Title:	President and Chief Executive Officer

[Company Signature Page to Distribution Agreement]

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: Officer of the Corporation

[Sandler Signature Page to Distribution Agreement]

SCHEDULE I

Placement Notice Information

Company Representatives

1.	Alton B. Lewis, Jr.

2.	Eric John Dosch

Agent Representatives

Robert A. Kleinert

Steve McAuley

Attention Syndicate Desk
Schedule I-1

SCHEDULE II

Issuer-Represented General Use Free Writing Prospectuses

None.

Schedule II-1

ANNEX I

Form of Placement Notice

_________, 2017

From:	First Guaranty Bancshares, Inc. Attention: Alton B. Lewis, Jr. President and Chief Executive Officer 400 East Thomas Street, Hammond, Louisiana 70401,

To:	Sandler O’Neill & Partners, L.P. Attention: Syndicate Desk 1251 Avenue of the Americas, 6th Floor New York, New York 10020 Subject: Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Distribution Agreement between First Guaranty Bancshares, Inc. (the “Company”), and Sandler O’Neill & Partners, L.P. (the “Agent”) dated November [•], 2017 (the “Agreement”), I, Alton B. Lewis Jr., President and Chief Executive Officer of the Company, hereby request on behalf of the Company that the Agent sell up to the lesser of (i) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) having an aggregate gross sales price of up to $___ million, and (ii) ______ shares of Common Stock, in accordance with the following instructions, if any:

First date on which Shares may be sold:	______, 201_

Last date on which Shares may be sold:	[Insert first date of next blackout period]

Dates on which Shares may not be sold:	N/A

Maximum number of Shares to be sold per Trading Day:	N/A

Capitalized terms defined in the Agreement shall have the same meanings when used herein.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT.

[Signature Page Follows]

Annex I-1

FIRST GUARANTY BANCSHARES, INC.

By:
	Name:	Alton B. Lewis, Jr.
	Title:	President and Chief Executive Officer

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
Title:

Annex I-2